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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Atmos Energy Corporation for the registration of 650,000 shares of its common stock of our report dated November 11, 1997 with respect to the consolidated financial statements of Atmos Energy Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Dallas, Texas
February 13, 1998